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                                                                  Exhibit 10.20


                           SUBORDINATION AGREEMENT


        This Subordination Agreement (this "Agreement"), dated as of May 1, 1993, is made and entered into by and among SOCIETE GENERALE, a banking corporation organized under the laws of France, acting through its New York Branch (the "Bank"); RICHLAND PLACE, INC., a nonprofit corporation organized and existing under the laws of the State of Tennessee (the "Company"); and NATIONAL HEALTHCORP L.P., a Delaware Limited Partnership ("NHC").

                               R E C I T A L S

        The Company has requested the Health and Educational Facilities Board of the Metropolitan Government of Nashville and Davidson County, Tennessee (the "Issuer") to issue, pursuant to the Trust Indenture (the "Trust Indenture") dated as of May 1, 1993 between the Issuer and First American National Bank, as trustee (the "Trustee"), its Multi-Modal Interchangeable Rate Health
Facility Revenue Bonds (Richland Place, Inc. Project) Series 1993, in the aggregate principal amount of $33,300,000 (the "Bonds") for the purpose of lending the proceeds thereof to the Company pursuant to a Loan Agreement (the "Loan Agreement"), dated as of May 1, 1993, between the Company and the Issuer.


        In order to provide credit and liquidity support for the Bonds, the Company has requested that the Bank issue an irrevocable letter of credit in favor of the Trustee in the amount of $33,747,042 (the "Letter of Credit") and, in connection therewith, the Company and the Bank have entered into a Reimbursement and Credit Agreement (the "Reimbursement Agreement") dated as of May 1, 1993. As a condition to the issuance of the Letter of Credit, the Bank has requested that the Company and NHC enter into this Agreement.

        In consideration of the premises, and in order to induce the Bank to issue the Letter of Credit, the parties hereto contract and agree as follows:

                                  AGREEMENT

        Section 1. Definitions and Interpretation.


        1.1 Definitions. As used herein, the following terms shall have the respective meanings set forth or referred to below:

            "Accrued Fees" shall have the meaning set forth in Exhibit A hereto.
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        "Agreement" means this Subordination Agreement.

        "Agreement to Guaranty" means that certain Agreement to Guaranty dated as of May 1, 1993 between the Company and NHC.

        "Bank" is defined in the introduction to this Agreement.

        "Bankruptcy Code" means 11 U.S.C. Section 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

        "Bonds" is defined in the recitals of this Agreement.

        "Company" is defined in the introduction to this Agreement.

        "Financing Documents" means the Reimbursement Agreement, the Trust Indenture, the Loan Agreement, the Mortgage, the Security Agreement, the Pledge Agreement and each of the other documents, instruments and agreements referred to as Financing Documents in the Reimbursement Agreement.

        "Facility" means the Site and all improvements, fixtures and personal property now or hereafter located thereon which comprises the campus and facilities of a continuing care retirement center owned and operated by the Company and known as Richland Place. The Facility is located on a +/- 7.40-acre site in Nashville, Tennessee, and consists of Residential Units, Assisted Living Units, a Skilled Nursing Facility and dining and communal facilities.

        "Guaranty Fee" shall have the meaning set forth in the Agreement to Guaranty.

        "Issuer" is defined in the recitals of this Agreement.

        "Letter of Credit" is defined in the recitals of this Agreement.

        "Loan Agreement" is defined in the recitals of this Agreement.

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        "Management Agreement" means that certain Management Agreement dated as of February 1, 1989, between the Company and NHC, as amended.

        "Management Fee" shall have the meaning set forth in the Management Agreement.

        "NHC" is defined in the introduction to this Agreement.

        "Notice of Payment of Fees" means a certificate delivered by the Company to the Bank substantially in the form of Exhibit A hereto.

        "Participant" means the Bank or any bank or financial institution to which the Bank may participate a portion of the Bank's credit exposure under the Letter of Credit.

        "Permitted Fee Payments" shall have the meaning set forth in Exhibit A hereto.

        "Person" means and includes any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

        "Reimbursement Agreement" is defined in the recitals of this Agreement.

        "Senior Indebtedness" means and includes all loans, advances, debts, liabilities, obligations, contingent obligations, covenants and duties owing by the Company to the Bank or any other Participant, of any kind or nature, present or future arising under the Reimbursement Agreement or under any other Financing Document. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to the Company by the Bank under the Reimbursement Agreement or any other Financing Document.

        "Subordinated Indebtedness" means and includes Accrued Fees and all other loans, advances, debts, liabilities, obligations, contingent obligations,

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    covenants and duties owing by the Company to NHC, of any kind or nature, present or future (whether or not arising in connection with the Facility) except for the Company's obligations to NHC for any expenses related to the direct labor costs incurred by any NHC employee whose sole job is to provide services at the Facility, including salaries and wages, any taxes related to that payroll expense, any direct expenses related to the employee such as insurance benefits and benefit days relating to vacation, holiday or sick leave, retirement plan, and any other expense incurred by NHC which is directly related to the employee's compensation, reimbursement of expense for travel, continuing education, and a pro rata allocation of the cost of administration of the employee's benefit package.

        "Trust Indenture" is defined in the recitals of this Agreement.

        "Trustee" is defined in the recitals of this Agreement.

    1.2 Interpretations. The section headings of this Agreement are included herein for convenience of reference purposes only and shall not constitute a part of this Agreement or affect its interpretation in any respect. Except where the context otherwise requires, words imparting the singular number shall include the plural number and vice versa.

    1.3 References etc. Any reference in this Agreement to a document or instrument shall mean such document or instrument and all exhibits thereto as amended or supplemented from time to time. Any reference in this Agreement to any Person as a party to any document or instrument shall include its successors and assigns to such status and in the case of the Company shall include its subsidiaries, if any, which are permitted or required under Generally Accepted Accounting Principles to be consolidated with the Company in its financial statements.

    1.4 Incorporation of Certain Definitions by Reference. Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Reimbursement Agreement.

     Section 2.    Management Fee and Guaranty Fee.

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     2.1        Permitted Management Fee Payments and Permitted Guaranty Fee
Payments.

                Within 30 days after the end of each month in which a Management Fee becomes due and payable pursuant to the Management Agreement or a Guaranty Fee becomes due and payable pursuant to the Agreement to Guaranty, the Company shall prepare and deliver to the Bank a Notice of Payment of Fees, certifying as to the Permitted Fee Payments, if any, and the Accrued Fees, if any.

                For any month in which a Management Fee or a Guaranty Fee becomes due and payable, the Company may only make payment to NHC of an amount equal to Permitted Fee Payments, if any, so long as no event has occurred and is continuing that, with the passage of time or the giving of notice, or both, would constitute an Event of Default, as defined in the Reimbursement Agreement.

         2.2    Accrued Fees to be Subordinated Indebtedness.

                Any Accrued Fees for any month shall automatically become Subordinated Indebtedness, further payment of which and the rights of holders of which shall be governed by all other provisions of this Agreement.

         Section 3. Subordination.

         3.1 Subordinated Indebtedness Subordinated to Senior Indebtedness. Each of the Company and NHC, for itself and its successors and assigns, covenants and agrees, and each future holder of any Subordinated Indebtedness, by its acceptance thereof, shall be deemed to have agreed, that the payment of the Subordinated Indebtedness shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness, and that the Bank, as the holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Agreement.

        3.2 Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation, Reorganization Etc. Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral, whether proceeds thereof or in kind, at any time securing the Subordinated Indebtedness) to creditors upon any dissolution, winding-



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up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment of the Company or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company), then in such event:

                (1) the Bank shall be entitled to receive payment in full in cash or cash equivalents (or to have such payment duly provided for in a manner satisfactory to the Bank) of all amounts due or to become due on or in respect of all Senior Indebtedness, before any payment in cash or cash equivalents is made on account of or applied on the Subordinated Indebtedness;

                (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities the payment of which is subordinate, at least to the extent provided in this Section 3 with respect to the Subordinated Indebtedness, to the payment of all Senior Indebtedness of the Company at the time outstanding and to the payment of all securities issued to the Bank in exchange therefor), to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this Section 3, shall be paid or delivered by any debtor, custodian, liquidating trustee, agent or other Person making such payment or distribution, directly to the Bank, or its representative for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payments or distribution, or provision therefor, to the Bank; and

                (3) in the event that, notwithstanding the foregoing provisions of this Section 3.2, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities the payment of which is subordinate, at least to the extent provided in this Section 3 with respect to the Subordinated Indebtedness, to the payment of all Senior Indebtedness of the Company at the time outstanding and to the payment of all securities issued to the Bank in exchange therefor), shall be received by any holder of Subordinated Indebtedness before all such Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder to the Bank or its representative for application to the payment of all such Senior Indebtedness remaining unpaid to the


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     extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the Bank.

     3.3 No Payments With Respect to Subordinated Indebtedness in Certain Circumstances.

         (a) No payment (of either principal or accrued interest) on account of the Subordinated Indebtedness or any judgment with respect thereto shall be made by or on behalf of the Company so long as the Letter of Credit remains outstanding or any Senior Indebtedness remains unpaid.

         (b) Following an acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded, such Senior Indebtedness shall first be paid in full, or provision for such payment shall be made in a manner satisfactory to the Bank, before any payment is made on account of or applied on the Subordinated Indebtedness.

         (c) In the event that, notwithstanding the foregoing provisions of this Section 3.3, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any holder of Subordinated Indebtedness contrary to the foregoing provisions of this Section 3.3, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder to the Bank or its representative for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution or provisions therefor to the Bank.

     3.4 Holders of Subordinated Indebtedness to be Subrogated to Rights of the Bank. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of Subordinated Indebtedness shall be subrogated to the rights of the Bank to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full, and for purposes of such subrogation, no payment or distribution to the Bank of assets, whether in cash, property or securities, distributable to the Bank under the provisions hereof to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this Section 3, and no payment pursuant to the provisions of this Section 3 to the Bank by the holders of the Subordinated Indebtedness shall, as between the Company, its creditors


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(other than the Bank) and the holders of the Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 3 are, and are intended, solely for the purpose of defining the relative rights of the holders of the Subordinated Indebtedness, on the one hand, and the Bank, on the other hand.

     3.5 Obligations of the Company Unconditional. Nothing contained in this
Section 3 or elsewhere in this Agreement is intended to or shall impair, as between the Company and its creditors other than the Bank, the obligations of the Company to the holders of the Subordinated Indebtedness to pay the Subordinated Indebtedness as and when it shall become due and payable in accordance with its terms, nor is intended to or shall affect the relative rights of the holders of the Subordinated Indebtedness and creditors of the Company other than the Bank, nor shall anything herein or therein prevent any holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Section 3 of the Bank in respect to assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy.

     3.6 Legend. The Company covenants to cause each note now or hereafter issued to evidence any portion of the Subordinated Indebtedness to have affixed upon it a legend which reads substantially as follows:

                     "This instrument is subject to the Subordination
               Agreement dated as of May 1, 1993, among Societe Generale, New York Branch, Richland Place, Inc., and National HealthCorp L.P., which, among other things, contains provisions subordinating the obligations of the maker hereof to the payee hereof to the maker's obligations to Societe Generale, New York Branch, to which provisions the holder of this instrument, by acceptance hereof, agrees."

     Section 4. Representations Warranties and Covenants.

     4.1. Incorporation of Representations and Warranties by Reference. NHC hereby makes to the Bank the same representations and warranties as are set forth in the Guaranty Agreement between NHC and the Bank dated as of May 1, 1993, which representations and warranties, as well as related defined terms contained therein, are


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hereby incorporated by reference with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety.

     4.2. Authorization. NHC has the power and has taken all necessary action to execute, deliver and perform this Agreement in accordance with its terms, and the execution, delivery and performance of this Agreement are not in contravention of any provision of law or of any agreement or indenture by which NHC is bound or of the Amended and Restated Agreement of Limited Partnership of NHC, and do not require the consent or approval of any Governmental Authority or other Person which has not yet been obtained and a copy thereof furnished to the Bank.

     4.3. Validity and Enforceability. This Agreement constitutes a legal, valid and binding obligation of NHC, enforceable against NHC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, equitable principles of general application, or other similar laws affecting creditors' rights generally, provided, however, that the existence of such limitations do not affect the validity of this Agreement.

     4.4. Approvals and Consents. All filings with, or approvals or consents of, Governmental Authorities required under the laws of the State of Tennessee or the United States to be made or obtained by NHC for the valid authorization, execution, delivery and performance by NHC of this Agreement have been duly made or obtained.

     4.5. No Breach: No Defaults. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions of thereof will conflict with or result in a breach of, or require any consent under, the Amended and Restated Agreement of Limited Partnership of NHC, or any law or regulation applicable to NHC, or any order, writ, injunction or decree of any court or governmental authority or agency applicable to NHC, or any agreement or instrument to which NHC is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or property of NHC pursuant to the terms of any such agreement or instrument.

     4.6. Reliance by the Bank. All representations and warranties made herein, or deemed made herein, to the Bank are made with the understanding that the Bank is relying upon the accuracy of such representations and warranties. Notwithstanding that the Bank may conduct its own investigation as to some or all of the matters covered by the representations and warranties in this Agreement, the Bank is entitled to rely on all

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representations and warranties as a material inducement to the Bank's extension of the credit evidenced by the Letter of Credit and the Term Loan Note.

     Section 5. Miscellaneous.

     5.1 Notices. All notices hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed:

         (a) If to NHC:

             National HealthCorp L.P.
             City Center
             100 Vine Street
             Murfreesboro, Tennessee 37130

             Attention: Richard F. LaRoche, Jr.
                         Senior Vice President and General Counsel;

         (b) If to the Company, to it at its address of the Company originally specified in the Reimbursement Agreement;

         (c) If to the Bank, to it at its address originally specified in the Reimbursement Agreement;

         (d) If to the Trustee, to it at its address originally specified in the Trust Indenture;

or to such other address or addresses as the party to whom such notice is directed may have designated by like notice in writing to the other parties hereto. A notice shall be deemed to have been given when personally delivered or, if mailed, on the earlier of (i) three (3) days after the date on which it is deposited in the mails, or (ii) the date on which it is received.

     5.2 Successors; Continuing Effect; etc. This Agreement is being entered into for the benefit of, and shall be binding upon the parties hereto, and their respective successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect as long as there is both Senior and

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Subordinated Indebtedness outstanding, but shall terminate upon the payment in full of all outstanding Senior Indebtedness.

     5.3 No Disposition of Subordinated Indebtedness. No holder of Subordinated Indebtedness will sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement.

     5.4 Amendments. etc. This Agreement may be amended, and the terms hereof may be waived, only with the written consent of the Bank, the Company and NHC.

     5.5 Applicable Law. This Agreement, which may be executed in any number of counterparts, shall be governed by and construed in accordance with the laws of the State of New York.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           BANK:


                                           SOCIETE GENERALE, New York Branch

                                           By: /s/
                                              --------------------------------
                                              Name:  ANDREW P.NESI
                                                    --------------------------
                                              Title: VP
                                                    --------------------------


                                           COMPANY:

                                           RICHLAND PLACE, INC.

                                           By: /s/
                                              --------------------------------
                                              Name:   John  W. Clay
                                                   ---------------------------
                                              Title:  Chmn.
                                                   ---------------------------


                                           NHC:

                                           NATIONAL HEALTHCORP L.P.

                                           By /s/
                                              --------------------------------
                                              Name: Richard F. LaRoche Jr.
                                                   ---------------------------
                                              Title: Sr. VP
                                                   ---------------------------


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